    As filed with the Securities and Exchange Commission on March 29, 1999

                                                  Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ______________________

                               COST-U-LESS, INC.
             (Exact name of Registrant as specified in its charter)


           Washington                                  91-1615590
(State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)

                             12410 S.E. 32nd Street
                          Bellevue, Washington  98005
          (Address of principal executive offices, including zip code)

            COST-U-LESS, INC. 1998 STOCK INCENTIVE COMPENSATION PLAN
         COST-U-LESS, INC. AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                    COST-U-LESS, INC. 401(k) RETIREMENT PLAN
                           (Full title of the plans)

                                MICHAEL J. ROSE
                     Chief Executive Officer and President
                               Cost-U-Less, Inc.
                             12410 S.E. 32nd Street
                           Bellevue, Washington 98005
                                 (425) 644-4241
(Name, address and telephone number, including area code, of agent for service)
                             ______________________
                                    Copy to:

                           MICHAEL E. STANSBURY
                             Perkins Coie LLP
                      1201 Third Avenue, 40th Floor
                     Seattle, Washington  98101-3099

                            ______________________


                                                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
     Title of Securities                     Number to Be     Proposed Maximum         Proposed Maximum           Amount of
      to Be Registered                       Registered(1)     Offering Price      Aggregate Offering Price    Registration Fee
Common Stock, $0.001 par value
 per share, subject to outstanding
 options under the Cost-U-Less, Inc.          176,364               $ 2.87(2)             $  506,164.68(2)         $  140.72
 Amended and Restated 1989 Stock
 Option Plan
 ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per
 share, under the Cost-U-Less, Inc.
 1998 Stock Incentive Compensation            675,907               $5.875(3)             $3,970,953.60(3)         $1,103.93
 Plan
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per
 share, under the                             100,000               $5.875(3)             $  587,500.00(3)         $  163.33
 Cost-U-Less, Inc. 401(k)
 Retirement Plan(4)
===================================================================================================================================
 TOTAL:                                       952,271                                     $5,064,618.20(3)         $1,408.00
===================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(2) Based upon the weighted average exercise prices of options granted as of the date of filing this Registration Statement.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $5.875 based on the average of the high ($6.00) and low ($5.750) sales prices for the Common Stock on March 25, 1999 as reported on the Nasdaq National Market.
(4) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Cost-U-Less, Inc. 401(k) Retirement Plan.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on June 29, 1998, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 8 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS



     Exhibit
     Number                     Description
  ------------  ------------------------------------------------------------
       5.1      Opinion of Perkins Coie LLP

      23.1      Consent of Ernst & Young LLP, Independent Auditors

      23.2      Consent of Perkins Coie LLP (included in opinion filed as
                Exhibit 5.1)

      24.1      Power of Attorney (see signature page)

      99.1      Cost-U-Less, Inc. 1998 Stock Incentive Compensation Plan

      99.2 Cost-U-Less, Inc. Amended and Restated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1)


Item 9.  UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 26th day of March, 1999.

                              COST-U-LESS, INC.

                                  /s/ MICHAEL J. ROSE
                              ---------------------------------------------
                              By: Michael J. Rose, Chairman of the Board,
                              Chief Executive Officer and President

                              POWER OF ATTORNEY


     Each person whose individual signature appears below hereby authorizes Michael J. Rose and Allan C. Youngberg, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 26th day of March, 1999.

                    Signature                                                     Title
                    ---------                                                     -----
      /s/ MICHAEL J. ROSE                             Chairman of the Board, Chief Executive Officer and President
-------------------------------------                 (Principal Executive Officer)
         Michael J. Rose

      /s/ ALLAN C. YOUNGBERG                          Executive Vice President, Chief Financial Officer, Secretary
-------------------------------------                 and Treasurer (Principal Financial and Accounting Officer)
         Allan C. Youngberg

     /s/ ASHLEY EMBERSON-BAIN                         Director
-------------------------------------
        Ashley Emberson-Bain

      /s/ DAVID A. ENGER                              Director
-------------------------------------
         David A. Enger

     /s/ DONALD L. GEVIRTZ                            Director
-------------------------------------
        Donald L. Gevirtz

     /s/ WAYNE V. KEENER                              Director
-------------------------------------
         Wayne V. Keener

     /s/ GARY W. NETTLES                              Director
-------------------------------------
         Gary W. Nettles

    /s/ GEORGE C. TEXTOR                              Director
-------------------------------------
        George C. Textor

                    COST-U-LESS, INC. 401(k) RETIREMENT PLAN

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Cost-U-Less, Inc. 401(k) Retirement Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on the 26th day of March, 1999.

                              COST-U-LESS, INC. 401(k) RETIREMENT PLAN

                              By: /s/ ALLEN C. YOUNGBERG
                                  -----------------------------------

                              Name:  Allen C. Youngberg
                                    ---------------------------------

                              Title: Vice President  CFO
                                     --------------------------------

                               INDEX TO EXHIBITS


     Exhibit
     Number                     Description
  ------------  ------------------------------------------------------------
       5.1      Opinion of Perkins Coie LLP
      23.1      Consent of Ernst & Young LLP, Independent Auditors
      23.2      Consent of Perkins Coie LLP (included in opinion filed as
                Exhibit 5.1)
      24.1      Power of Attorney (see signature page)
      99.1      Cost-U-Less, Inc. 1998 Stock Incentive Compensation Plan
      99.2 Cost-U-Less, Inc. Amended and Restated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1)